Filed pursuant to Rule 424(b)(7)
Registration No. 333-235597

Amended Prospectus Supplement dated May 27, 2022

Amending the Prospectus Supplement Dated January 21, 2022

AMENDED PROSPECTUS SUPPLEMENT

(To prospectus dated December 19, 2019)

2,108,389 Shares*

MasTec, Inc.

Common Stock

The shares of common stock described in this amended prospectus supplement (this “prospectus supplement”) are being offered for sale from time to time by the selling shareholders named herein. The selling shareholders, or their permitted transferees or other successors-in-interest may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the selling shareholders’ sale of such shares.

Our common stock is listed on the New York Stock Exchange under the symbol “MTZ.” On May 23, 2022, the last reported sale price of our common stock on the New York Stock Exchange was $79.60 per share.

Investing in our common stock involves risks. See “Risk Factors” on page S-3 of this prospectus supplement and the documents we incorporate by reference, including our most recent Annual Report on Form 10-K.

Neither the Securities and Exchange Commission (the “SEC” or the “Commission”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

May 27, 2022

*EXPLANATORY NOTE

This prospectus supplement is being filed to amend and supplement the Prospectus Supplement dated January 21, 2022 filed by MasTec, Inc. (the “Company”) under Rule 424(b)(7) (the “January Prospectus Supplement”) in order to register an aggregate of 133,157 additional shares of the Company’s common stock that were issued to the selling shareholders named therein as a result of the payment of certain additional payments pursuant to the terms of the Acquisition Agreement (as defined below), which shares may be resold by such selling shareholders. The information in the “Calculation of Filing Fee Table” attached hereto as Exhibit 107.1 shall replace the “Calculation of Registration Fee” table in the January Prospectus Supplement. The total number of shares reflected on the cover page of this prospectus supplement and elsewhere herein reflects the total of the shares registered under the January Prospectus Supplement as well as the 133,157 additional shares described above.

You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than their respective dates. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Prospectus Supplement

Prospectus

Unless we have indicated, or the context otherwise requires, references in this prospectus supplement to “MasTec,” the “Company,” “we,” “us,” “our,” or similar terms are to MasTec, Inc. and its subsidiaries.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

We are providing information to you about this offering in two parts. The first part is this prospectus supplement, which provides the specific details regarding this offering. The second part is the accompanying base prospectus, which provides general information. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Some of the information in the base prospectus may not apply to this offering. If information in the prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement.

FORWARD-LOOKING STATEMENTS

Forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 are included in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. The use of words such as “anticipate,” “estimate,” “could,” “should,” “may,” “might,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “will,” “project,” “forecast,” “continue” and variations of these words and negatives thereof and similar expressions are intended to identify forward-looking statements. They also include statements regarding:

•	our future growth and profitability;

•	our competitive strengths; and

•	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Specific factors that might cause such a difference include, but are not limited to:

•

risks related to completed or potential acquisitions, including the acquisition of Henkels & McCoy Group, Inc.(“HMG”), as well as the ability to integrate acquired businesses within expected timeframes and to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, including the risk of potential asset impairment charges and write-downs of goodwill, as well as our ability to identify suitable acquisition or strategic investment opportunities;

•	market conditions, technological developments, regulatory or policy changes, including permitting processes and tax incentives that affect us or our customers’ industries;

•	the effect of federal, local, state, foreign or tax legislation and other regulations affecting the industries we serve and related projects and expenditures;

•

the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, including the potential adverse effects of the coronavirus (“COVID-19”) pandemic on economic activity, including inflationary issues, supply chain disruptions and higher interest rates, climate related matters, the availability and cost of financing, and customer consolidation in the industries we serve;

•

activity in the industries we serve and the impact on our customers’ expenditure levels caused by fluctuations in commodity prices, including for oil, natural gas, electricity and other energy sources;

•

our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders;

S-ii

•

our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, our ability to enforce any noncompetition agreements, and our ability to maintain a workforce based upon current and anticipated workloads;

•	the timing and extent of fluctuations in operational, geographic and weather factors affecting our customers, projects and the industries in which we operate;

•

the highly competitive nature of our industry and the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders;

•

the effect of state and federal regulatory initiatives, including costs of compliance with existing and potential future safety and environmental requirements, including with respect to climate change;

•	our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects;

•	risks associated with potential environmental issues and other hazards from our operations;

•

disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us;

•	risks related to our strategic arrangements, including our equity investments;

•	any exposure resulting from system or information technology interruptions or data security breaches;

•	any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding;

•	the adequacy of our insurance, legal and other reserves;

•	the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions;

•	fluctuations in fuel, maintenance, materials, labor and other costs;

•

risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience in connection with shares we may issue as consideration for earn-out obligations or as purchase consideration in connection with past or future acquisitions, or as a result of other stock issuances;

•	restrictions imposed by our credit facility, senior notes and any future loans or securities;

•	our ability to obtain performance and surety bonds;

•

risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multiemployer union pension plans, including underfunding and withdrawal liabilities;

•

risks associated with operating in or expanding into additional international markets, including risks from fluctuations in foreign currencies, foreign labor and general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty;

•	a small number of our existing shareholders have the ability to influence major corporate decisions; as well as

•	other risks detailed in our filings with the SEC.

S-iii

We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in this prospectus supplement, the accompanying prospectus and in the documents that we incorporate by reference herein and therein. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus supplement to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.

S-iv

SUMMARY

This summary is not complete and may not contain all of the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus carefully, as well as the documents incorporated by reference, before making an investment decision.

The Company

We are a leading infrastructure construction company operating mainly throughout North America across a range of industries. Our primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy, utility and other infrastructure, such as: power delivery services, including transmission and distribution, wireless, wireline/fiber and customer fulfillment activities; power generation, primarily from clean energy and renewable sources; pipeline infrastructure, including natural gas pipeline and distribution infrastructure; heavy civil; and industrial infrastructure. Our customers are primarily in these industries. Including our predecessor companies, we have been in business for over 90 years. For the twelve month period ended December 31, 2021, we had an average of approximately 590 locations and 25,000 employees and, as of December 31, 2021, we had approximately 27,000 employees. We offer our services primarily under the MasTec and other service marks. We have been consistently ranked among the top specialty contractors by Engineering News-Record for the past several years.

We provide our services to a diversified base of customers. We often provide services under master service and other service agreements, which are generally multi-year agreements. The remainder of our work is generated pursuant to contracts for specific projects or jobs that require the construction or installation of an entire infrastructure system or specified units within an infrastructure system.

We seek to grow and diversify our business organically and through acquisitions and/or other strategic arrangements in order to deepen our market presence, broaden our geographic reach and expand our service offerings.

We manage our operations under five operating segments, which represent our five reportable segments: (1) Communications; (2) Clean Energy and Infrastructure; (3) Oil and Gas; (4) Power Delivery and (5) Other. This structure is generally focused on broad end-user markets for our labor-based construction services. During the fourth quarter of 2021, we renamed our Electrical Transmission segment as the Power Delivery segment to better represent the nature of the segment’s operations, end markets and customer characteristics, including from the effects of our recent acquisitions.

We maintain our principal executive and management office at 800 S. Douglas Road, 12th Floor, Coral Gables, Florida, 33134. Our telephone number is (305) 599-1800.

HMG Transaction

On December 30, 2021, we completed the acquisition (the “Acquisition”) of HMG pursuant to an Agreement and Plan of Merger (the “Acquisition Agreement”) among the Company, Genesis Acquisition Sub, Inc., Genesis Acquisition Sub 2, Inc., HMG, T. Roderick Henkels and Paul Henkels, Jr. (for certain purposes of the Acquisition Agreement) and T. Roderick Henkels (solely in his capacity as the shareholder representative for certain purposes of the Acquisition Agreement). Upon consummation of the Acquisition, HMG became a wholly-owned subsidiary of the Company. HMG, together with its subsidiaries, is a utility services firm that provides critical infrastructure design, construction, and maintenance services to the power, communications, gas distribution, and pipeline services end-markets. For additional information regarding the Acquisition and the registration for resale of the shares offered by this prospectus supplement, see “Selling Shareholders” on page S-4.

The Offering

Common stock offered	2,108,389 shares. See “Selling Shareholders.”(1)

Common stock outstanding	75,899,836 shares as of May 2, 2022.

Use of proceeds	The selling shareholders will receive the proceeds from the sale of shares offered by this prospectus supplement and the accompanying prospectus. We will receive none of the proceeds but will pay the expenses of this offering.

Risk factors	See “Risk Factors” on page S-3 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

NYSE symbol	MTZ

See the description of our common stock contained in the accompanying prospectus for additional information regarding the common stock to be sold pursuant to this prospectus supplement.

(1)	Includes the Initial Consideration Shares and the Additional Consideration Shares as described below.

RISK FACTORS

An investment in our common stock involves significant risks. You should consult with your own financial and legal advisers and carefully consider, among other matters, the risks described in our most recent Annual Report on Form 10-K and the other documents incorporated herein by reference. You should carefully consider the risks described in those reports and the other information in this prospectus supplement and accompanying prospectus before you decide to buy our shares. The value of our shares could decline due to any of these risks, and you could lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the selling shareholders’ sale of the shares of common stock described in this prospectus supplement and the accompanying prospectus.

SELLING SHAREHOLDERS

Pursuant to the Acquisition Agreement, on December 30, 2021, we acquired HMG. As partial consideration for the Acquisition, we issued 1,975,232 shares (the “Initial Consideration Shares”) of our common stock to the selling shareholders. On May 27, 2022, we issued an aggregate of 133,157 additional shares of our common stock to the selling shareholders as a result of the payment of certain additional payments pursuant to the terms of the Acquisition Agreement (the “Additional Consideration Shares,” and together with the Initial Consideration Shares, the “Consideration Shares”). The foregoing issuances of the Consideration Shares were exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof.

Except as set forth below, the shares set forth in the table below represent (i) the Initial Consideration Shares prior to the offering registered by the January Prospectus Supplement and (ii) the Additional Consideration Shares. The registration of such shares is required pursuant to the terms of the Acquisition Agreement.

The information contained in the table below in respect of the selling shareholders has been obtained from the selling shareholders and has not been independently verified by us. The information set forth in the following table regarding the beneficial ownership after resale of shares is based upon the assumption that the selling shareholders will sell all of the shares of common stock owned by them and covered by this prospectus supplement and the accompanying prospectus.

Selling Shareholder	Number of Shares Beneficially Owned Prior to the Offering Registered by the January Prospectus Supplement (a)		Number of Additional Consideration Shares Issued to the Selling Shareholders (b)	Percentage of Shares Beneficially Owned Prior to the Offering(1) (c)	Total Number of Shares Offered(2) (d)	Number of Shares Beneficially Owned After Offering(3) (e)	Percentage of Shares Beneficially Owned After Offering(4) (f)
James Aberant	275		19	*	294	—	*
Mark Anderson	474		32	*	506	—	*
Stephen Andrews	435		29	*	464	—	*
Victoria Angelucci	504		34	*	538	—	*
Joanne K. Antrim	656		44	*	700	—	*
Carmine Battafarano	4,889		330	*	5,219	—	*
John S. Bean	303		20	*	323	—	*
Victor D. Beattie	3,360		226	*	3,586	—	*
John Belo Jr.	195		13	*	208	—	*
Tina Benham	223		15	*	238	—	*
Franklin J. Beningo	595		40	*	635	—	*
Stephen P. Benjamin	143		10	*	153	—	*
William K. Boell	3,860		260	*	4,120	—	*
Francine Boone	91		6	*	97	—	*
Thomas Brayley	47		3	*	50	—	*
Curtis Brown	20		1	*	21	—	*
Alan Burgess	501		34	*	535	—	*
Geri Burt	174		12	*	186	—	*
Edward W. Campbell	10,194		687	*	10,881	—	*
Steve Capps	206		14	*	220	—	*
Swapnil Chaudhari	50		3	*	53	—	*
Gilbert Cheves	101		7	*	108	—	*
Jacob Christensen	60		4	*	64	—	*
Randall Christiansen	414		28	*	442	—	*
Gregory H. Class	6,145		414	*	6,559	—	*
David Cox	12,829		865	*	13,694	—	*
Lisa Cox	293		20	*	313	—	*
William Cox	1,468		99	*	1,567	—	*
Ryan D. Crull	2,105		142	*	2,247	—	*
Gordon K. Dennis	5,244		354	*	5,598	—	*
James M. Dillahunty	45,128	(5)	3,038	*	48,106	60	*
James A. Duffy Jr.	25,799	(6)	1,736	*	27,485	50	*
Richard E. Duvall	282		19	*	301	—	*
Bryan W. Ellis	3,433		231	*	3,664	—	*
James Evarts	29		2	*	31	—	*
Ernest Facciolini	47		3	*	50	—	*
Louis Ferenci	1,688		114	*	1,802	—	*
Teresa Grubbs	270		18	*	288	—	*
Steve E. Forsythe	283		19	*	302	—	*
David A. Frazier	401		27	*	428	—	*
Joseph P. Freiberg	350		24	*	374	—	*
Stephen M. Galagarza	165		11	*	176	—	*
Susan M. Gannon	609		41	*	650	—	*
Michael Giambra	755		51	*	806	—	*

Selling Shareholder	Number of Shares Beneficially Owned Prior to the Offering Registered by the January Prospectus Supplement (a)	Number of Additional Consideration Shares Issued to the Selling Shareholders (b)	Percentage of Shares Beneficially Owned Prior to the Offering(1) (c)	Total Number of Shares Offered(2) (d)	Number of Shares Beneficially Owned After Offering(3) (e)	Percentage of Shares Beneficially Owned After Offering(4) (f)
Mark C. Grubbs	2,966	200	*	3,166	—	*
Mark A. Hanna	2,155	145	*	2,300	—	*
Thurman H. Hastings, IV	1,390	94	*	1,484	—	*
Brian A. Healy	8,005	540	*	8,545	—	*
William A. Henderson	5,473	369	*	5,842	—	*
T. Roderick Henkels	883,323	59,550	1.2%	942,873	—	*
Paul Henkels, Jr.	696,023	46,923	1.0%	742,946	—	*
William Herdegen	437	29	*	466	—	*
Christopher S. Herm	1,653	111	*	1,764	—	*
William Herndon	303	20	*	323	—	*
Jason W. Jones	1,750	118	*	1,868	—	*
Dan Joseph	234	16	*	250	—	*
Jon Joynson	264	18	*	282	—	*
Mike Kelly	437	29	*	466	—	*
William D. Kokemor	3,445	232	*	3,677	—	*
Richard Larabell	66	4	*	70	—	*
John D. Lewis	1,712	115	*	1,827	—	*
Joseph Liddicote	47	3	*	50	—	*
Lisa Lutz	329	22	*	351	—	*
Alan Mann Jr	22	2	*	24	—	*
Lawrence A. Marino	4,800	324	*	5,124	—	*
Mary Beth Martino	1,948	131	*	2,079	—	*
Joe Martino	449	30	*	479	—	*
Mark E. Maxwell	2,648	178	*	2,826	—	*
Mary Ann McMenamin	234	16	*	250	—	*
Robert J. Moore	2,355	159	*	2,514	—	*
Peter H. Moriarty, Jr.	6,991	471	*	7,462	—	*
Frank H. Morott	587	40	*	627	—	*
Scott H. Moyer	587	40	*	627	—	*
Ricardo Naranjo Sotomayor	1,266	85	*	1,351	—	*
John Offutt	563	38	*	601	—	*
Michele O’Kane	458	31	*	489	—	*
Erol Ozkirbas	1,033	70	*	1,103	—	*
Bhavinkumar Patel	11	1	*	12	—	*
Paul M. Henkels Jr. GRAT 3	91,648	6,178	*	97,826	—	*
Stacey Perez	18	1	*	19	—	*
Karen M. Perkins	728	49	*	777	—	*
Timothy G. Pierce	303	20	*	323	—	*
Thomas C. Readinger	1,958	132	*	2,090	—	*
Dave Reinemann	91	6	*	97	—	*
Rob Riess	5,022	339	*	5,361	—	*
Erika Rothenberger	360	24	*	384	—	*
E. James Rudolph	1,761	119	*	1,880	—	*
Terence Ryan	136	9	*	145	—	*

Selling Shareholder	Number of Shares Beneficially Owned Prior to the Offering Registered by the January Prospectus Supplement (a)		Number of Additional Consideration Shares Issued to the Selling Shareholders (b)	Percentage of Shares Beneficially Owned Prior to the Offering(1) (c)	Total Number of Shares Offered(2) (d)	Number of Shares Beneficially Owned After Offering(3) (e)	Percentage of Shares Beneficially Owned After Offering(4) (f)
Andrew Salvadore	1,457		98	*	1,555	—	*
Cheryl A. Scandone	3,798		256	*	4,054	—	*
Philip J. Schuster	704		47	*	751	—	*
Ted Schwertheim	67		5	*	72	—	*
E. Kevin Shoosmith	2,191		148	*	2,339	—	*
Chad Simmons	32		2	*	34	—	*
Jim Stuebs	153		10	*	163	—	*
T. Roderick Henkels GRAT 3	91,648		6,178	*	97,826	—	*
Thomas F. Taylor	270		18	*	288	—	*
Eleftherios Topakas	537		36	*	573	—	*
Henry E. Tucker	2,705	(7)	179	*	2,834	50	*
Rodney Van Horn	167	(8)	1	*	18	150	*
Roland VanZanten	428		29	*	457	—	*
Kevin J. Ziegler	303		20	*	323	—	*

*	Less than one percent

(1)

Percentage ownership calculation is based on a numerator equal to the sum of (a) the number of shares of common stock owned by such selling shareholder prior to the offering registered by the January Prospectus Supplement (set forth beside such selling shareholder’s name in column (a)) and (b) the number of Additional Consideration Shares issued to such selling shareholder (set forth beside such selling shareholder’s name in column (b)) and a denominator equal to 75,899,836, representing the number of shares of common stock outstanding as of May 2, 2022.

(2)

Represents the aggregate number of Consideration Shares issued to such selling shareholder, including the Additional Consideration Shares set forth beside such selling shareholder’s name in column (b).

(3)

Represents the number of shares of common stock held by such selling shareholder prior to the offering registered by the January Prospectus Supplement (set forth beside such selling shareholder’s name in column (a)) and the number of Additional Consideration Shares issued to such selling shareholder (set forth beside such selling shareholder’s name in column (b)) less the total number of shares offered by such selling shareholder pursuant to this prospectus supplement (set forth beside such selling shareholder’s name in column (d)).

(4)

Percentage ownership calculation is based on a numerator equal to the number of shares set forth beside such selling shareholder’s name in column (e) and a denominator equal to 75,899,836, representing the number of shares of common stock outstanding as of May 2, 2022.

(5)	45,068 of such shares are Initial Consideration Shares.
(6)	25,749 of such shares are Initial Consideration Shares.
(7)	2,655 of such shares are Initial Consideration Shares.
(8)	17 of such shares are Initial Consideration Shares.

PLAN OF DISTRIBUTION

Pursuant to our obligations under the Acquisition Agreement, we are registering the shares of common stock covered by this prospectus supplement and the accompanying prospectus for the benefit of the selling shareholders. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling shareholders will act independently of MasTec in making decisions with respect to the timing, manner and size of each and any sale. The selling shareholders may sell the shares from time to time in one or more transactions on the New York Stock Exchange or otherwise, at market prices prevailing at the time of sale, at a fixed offering price that may be changed, at varying prices determined at the time of sale or at negotiated prices. The selling shareholders may, subject to market conditions, dispose of their entire holdings of our common stock. We will not receive any proceeds from the sale of shares included in this prospectus supplement. The shares may be sold at various times by one or more means, including, but not limited to, the following:

•

through brokers or dealers (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from the selling shareholders, the purchaser or such other persons who may be effecting such sales) for resale to the public or to institutional investors at various times;

•

through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

•

on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	in private transactions other than exchange or quotation service transactions;

•

short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	hedging transactions, including, but not limited to:

•	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares to close out its short position;

•	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

•	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	offerings directly to one or more purchasers, including institutional investors;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	through distribution to the securityholders of the selling shareholders;

•	by pledge to secure debts and other obligations;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

Additionally, the selling shareholders may resell all or a portion of their shares in open market transactions in reliance upon Rule 144 under the Securities Act provided the selling shareholder meets the criteria and conforms to the requirements of Rule 144.

The selling shareholders may negotiate and pay broker-dealers’ commissions, discounts or concessions for their services. Broker-dealers engaged by the selling shareholders may allow other broker-dealers to participate in resales.

The selling shareholders have acknowledged their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

We are not aware of any plans, arrangements or understandings between the selling shareholders and any underwriter, broker-dealer or agent regarding the sale of shares of common stock by the selling shareholders.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus supplement, as well as certain tax matters, will be passed upon for us by Holland & Knight LLP, Miami Florida.

PROSPECTUS

Common Stock, Preferred Stock,

Depositary Shares, Debt Securities, Guarantees, Warrants,

Stock Purchase Contracts and Stock Purchase Units

We are MasTec, Inc., a corporation incorporated under the laws of the State of Florida. This prospectus relates to the public offer and sale of common stock, preferred stock, depositary shares, debt securities, guarantees, warrants, stock purchase contracts and stock purchase units that we and the subsidiary guarantors named below or in a related prospectus supplement may offer from time to time in one or more series. We and/or selling security holders may offer and sell the securities separately, together or as units, in separate classes or series, in amounts, at prices and on terms to be determined at the time of sale and set forth in a supplement to this prospectus. You should read this prospectus, the applicable prospectus supplement and other offering materials carefully before you invest.

We and/or selling security holders may offer the securities from time to time through public or private transactions, and in the case of our common stock, on or off the New York Stock Exchange, at prevailing market prices or at privately negotiated prices. Sales may be made directly to purchasers or to or through agents, broker-dealers or underwriters. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the agents or underwriters and any applicable fees, commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “MTZ.”

Before buying any offered securities, you should carefully consider the

Risk Factors contained in this prospectus, beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 19, 2019

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, or the SEC. By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus provides you only with a general description of the securities we or the selling security holders may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read this prospectus, any supplement and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 33.

You should rely only on the information contained or incorporated by reference in this prospectus, the supplement to this prospectus and any free writing prospectus related to the applicable securities that is prepared by us or on our behalf or that is otherwise authorized by us. Neither we nor the selling security holders have authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. Neither we nor the selling security holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC and incorporate herein by reference, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we nor the selling security holders will use this prospectus to offer and sell securities unless it is accompanied by a supplement that more fully describes the securities being offered and the terms of the offering.

FORWARD-LOOKING INFORMATION

We are making this statement pursuant to the safe harbor provisions for forward-looking statements described in the Private Securities Litigation Reform Act of 1995. We make statements in this prospectus and in the documents that we incorporate by reference into this prospectus that are forward-looking. When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “could,” “should,” “may,” “might,” “plan,” “seek,” “expect,” “believe,” “intend,” “target,” “will,” “would,” “project,” “forecast,” “continue” and variations of these words and negatives thereof and similar expressions are intended to identify forward-looking statements. They also include statements regarding:

•	our future growth and profitability;

•	our competitive strengths; and

•	our business strategy and the trends we anticipate in the industries and economies in which we operate.

These forward-looking statements are based on our current expectations. These statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

We believe that these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in this prospectus, in the documents that we incorporate by reference into this prospectus and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.

The issues and associated risks and uncertainties discussed in “Risk Factors” herein and in the reports that we incorporate herein by reference are not the only ones we may face. Additional issues may arise or become material as our business evolves. The risks and uncertainties associated with those additional issues could impair our business in the future.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

OUR COMPANY

This summary highlights selected information and does not contain all the information that is important to you. You should carefully read this prospectus, any applicable prospectus supplement and the documents to which we have referred to in “Incorporation of Certain Documents by Reference” on page 33 of this prospectus for information about us and our financial statements.

We are a leading infrastructure construction company operating mainly throughout North America across a range of industries. Our primary activities include the engineering, building, installation, maintenance and upgrade of communications, energy, utility and other infrastructure, such as: wireless, wireline/fiber and customer fulfillment activities; petroleum and natural gas pipeline infrastructure; electrical utility transmission and distribution; power generation, including renewables; heavy civil; and industrial infrastructure. Our customers are primarily in these industries. Including our predecessor companies, we have been in business for 90 years. As of September 30, 2019, we had approximately 20,000 employees, based on a twelve month average, and 400 locations, and offer our services primarily under the MasTec service mark. We have been consistently ranked among the top specialty contractors by Engineering News-Record for the past several years.

We provide our services to a diversified base of customers. We often provide services under master service and other service agreements, which are generally multi-year agreements. The remainder of our work is generated pursuant to contracts for specific projects or jobs that require the construction or installation of an entire infrastructure system or specified units within an infrastructure system.

We manage our operations under five operating segments, which represent our five reportable segments: (1) Communications; (2) Oil and Gas; (3) Electrical Transmission; (4) Power Generation and Industrial and (5) Other. This structure is generally focused on broad end-user markets for our labor-based construction services. See the segment information set forth in the applicable notes to our consolidated financial statements that are filed with our periodic reports incorporated by reference, as described in “Incorporation of Certain Documents by Reference” on page 33 of this prospectus, for additional segment related information.

The Communications segment performs engineering, construction, maintenance and customer fulfillment activities related to communications infrastructure, primarily for wireless and wireline/fiber communications and install-to-the-home customers, and, to a lesser extent, infrastructure for utilities, among others. We perform engineering, construction and maintenance services for oil and natural gas pipelines and processing facilities for the energy and utilities industries through its Oil and Gas segment. The Electrical Transmission segment primarily serves the energy and utility industries through the engineering, construction and maintenance of electrical transmission lines and substations. The Power Generation and Industrial segment primarily serves energy, utility and other end-markets through the installation and construction of power facilities, including renewables, related electrical transmission infrastructure, ethanol/biofuel facilities and various types of heavy civil and industrial infrastructure. The Other segment includes equity investees, the services of which vary from those provided by our primary segments, as well as other small business units that perform construction and other services for a variety of international end-markets.

We are incorporated under the laws of the State of Florida. Our principal executive offices are located at 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134. Our telephone number is (305) 599-1800.

USE OF PROCEEDS

Primary Offerings

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of these securities for general corporate purposes, which may include:

•	acquisitions of assets and businesses;

•	repayment of indebtedness outstanding at that time; and

•	general working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

Secondary Offerings

The details of any secondary offerings will be set forth in an applicable prospectus supplement, and we will not receive any proceeds from any selling security holder’s sale of our securities registered hereunder.

DESCRIPTION OF COMMON AND PREFERRED STOCK

The following summarizes certain material terms and provisions of our capital stock. It does not purport to be complete, however, and is qualified in its entirety by reference to Florida law and by the actual terms and provisions contained in our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws, each as amended to the date hereof.

Overview

Our charter authorizes our board of directors to issue up to 145,000,000 shares of common stock, par value $0.10 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share. As of November 19, 2019, we had 76,334,513 shares of common stock and no shares of preferred stock issued and outstanding. All issued and outstanding shares of our common stock are duly issued, fully paid and nonassessable.

The following descriptions set forth certain general terms and provisions of our common and preferred stock to which a supplement to this prospectus may relate. The particular terms of the shares of common or preferred stock being offered and the extent to which the general provisions may apply will be described in the applicable supplement to this prospectus. If so indicated in the applicable supplement to this prospectus, the terms of any series of shares of preferred stock may differ from the terms set forth below, except with respect to those terms required by our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.

General Description of our Common Stock

Each share of our common stock entitles its owner to one vote on all matters submitted to a vote of our shareholders. The holders of our common stock are entitled to receive dividends, when, as and if declared by our Board of Directors, in its discretion, from funds legally available for the payment of dividends. If we liquidate or dissolve, the owners of our common stock will be entitled to share proportionately in our assets, if any, legally available for distribution to shareholders, but only after we have paid all of our debts and liabilities.

Our common stock has no preemptive rights, no sinking fund provisions and no subscription, redemption or conversion privileges, and it is not subject to any further calls or assessments by us. Our common stock does not have cumulative voting rights, which means that the holders of a plurality of the outstanding shares of our common stock voting for the election of directors can elect all members of our Board of Directors eligible for election in any year. See “—Material Provisions of our Articles of Incorporation and Bylaws.” Additionally, the vote or concurrence of our shareholders holding a majority in interest of our common stock is sufficient for certain other actions that require the vote or concurrence of shareholders.

As of November 19, 2019, Jorge Mas, our Chairman, and José Mas, our Chief Executive Officer, together with certain family partnerships and trusts, beneficially own approximately 23% of our issued and outstanding shares of common stock. Consequently, they have the power to control our management and affairs and are in a position to substantially influence:

•	the vote of most matters submitted to our shareholders, including any merger, consolidation or sale of all or substantially all of our assets;

•	the nomination of individuals to our Board of Directors; and

•	a change in our control.

The Mas family’s ability to exercise significant control over our management and affairs may discourage, delay or prevent a takeover attempt that you might consider in your best interest and that might result in you receiving a premium for your common stock.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

General Description of Preferred Stock

Our Amended and Restated Articles of Incorporation authorize our Board of Directors, without further shareholder approval, to:

•	issue preferred stock in one or more series;

•	establish the number of shares to be included in each such series; and

•	fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions on those shares.

The Board of Directors may establish a class or series of preferred stock with preferences, powers and rights (including voting rights) senior to the rights of the holders of our common stock. If we issue any of our preferred stock, it may have the effect of delaying, deferring or preventing a change in control.

Material Provisions of Our Articles of Incorporation and Bylaws

Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws contain material provisions that may make the acquisition of control of us more difficult.

Business Combinations. Our Amended and Restated Articles of Incorporation contain material provisions which may make it more difficult for a person or entity that is the holder of more than 10% of our outstanding voting stock to force us to approve a “business combination.” For purposes of this discussion, a “business combination” includes any:

•	merger or consolidation of us with or into another corporation;

•	sale or lease of all or any substantial part of our property and assets; or

•	issuance of our securities in exchange for sale or lease to us of property and assets having an aggregate fair market value of $1 million or more.

Our Amended and Restated Articles of Incorporation require at least 80% of the voting power of all of our outstanding shares entitled to vote in the election of directors, voting together as a single class, to vote in favor of a business combination with any person or entity that is directly or indirectly the holder of more than 10% of our outstanding voting stock in order for that transaction to be approved. This voting requirement may have the effect of delaying, deferring or preventing a change in control of us. However, this voting requirement is not applicable to business combinations if either:

•

our Board of Directors has approved a memorandum of understanding with the other corporation with respect to the transaction prior to the time that the other corporation became a holder of more than 10% of our outstanding voting stock; or

•	the transaction is proposed by a corporation of which we are the majority owner.

Classified Board of Directors and Related Provisions. Our Amended and Restated Bylaws provide that the number of our directors will be established from time to time by a majority vote of our Board of Directors or our shareholders. Our Amended and Restated Bylaws also provide that our Board of Directors will be divided into three classes of directors, with each class having a number of directors as nearly equal as possible to each other class and that directors will serve for staggered three-year terms. As a result, one-third of our Board of Directors will be elected each year. These classified board provisions could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of the Board of Directors until the second annual shareholders meeting following the date on which the acquirer obtains its controlling interest. Additionally, our Board of Directors’ Governance Principles include a director majority vote policy. The majority vote policy is applicable solely to uncontested elections, which are those elections in which the number of nominees for election is less than or equal to the number of directors to be elected. Under the majority vote policy, any nominee for director who receives more “withheld” votes than “for” votes in an uncontested election must submit a written offer to resign as director. Any such resignation will be reviewed by our Nominating and Corporate Governance Committee, and, within 90 days after the election, the independent members of the Board of Directors will determine whether to accept, reject or take other appropriate action with respect to the resignation in furtherance of the best interests of us and our shareholders.

Our shareholders may remove any of our directors or our entire Board of Directors if the votes in favor of removal constitute at least a majority of all of our outstanding voting stock entitled to vote. However, our Amended and Restated Bylaws also provide that our shareholders may only remove our directors for “cause” and only by a vote at a meeting that is called for the purpose of removing the director or directors. Our Amended and Restated Bylaws define “cause” as failing to substantially perform one’s duties to us (other than as a result of incapacity due to physical or mental illness) or willfully engaging in gross misconduct injurious to us. If there is a vacancy on our Board of Directors, a majority of either our remaining directors or our shareholders may fill the vacancy.

Shareholder Action By Written Consent. Our Amended and Restated Bylaws provide that any actions which our shareholders may take at a shareholders’ meeting can be taken by written consent in lieu of a meeting.

In order to effect a shareholder action by written consent in lieu of a meeting, holders of our outstanding voting stock, having at least the minimum number of votes that would be necessary to authorize the action at a shareholders’ meeting, must sign a written consent which states the action to be taken. If our shareholders take any action by written consent in lieu of a meeting, we must notify all of our shareholders that did not consent to the action in writing within 10 days after receiving the written consent and describe the action to them and whether dissenters’ rights are available.

Indemnification. Our Amended and Restated Articles of Incorporation and/or Amended and Restated Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by law. Our Amended and Restated Bylaws permit us to purchase insurance on behalf of our directors, officers, employees and agents and directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, serving as such at our request, against liabilities that they may incur in those capacities, whether or not we would have the power to indemnify them against such liabilities.

Florida Anti-Takeover Statute

As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law. Pursuant to Section 607.0901 of the Florida Business Corporation Act, or the Florida Act, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder (i) prior to January 1, 2020, without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), and (ii) on or after January 1, 2020, for a period of three years following the time that such shareholder became an interested shareholder unless (A) prior to the time that such shareholder became an interested shareholder, the board of directors approved the affiliated transaction or the transaction which resulted in the shareholder becoming an interested shareholder, (B) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting shares of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting shares outstanding, but not the outstanding voting shares owned by the interested shareholder, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer or (C) at or subsequent to the time that such shareholder became an interested shareholder, the affiliated transaction is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless, in the case of (i) or (ii):

•	the transaction is approved by a majority of disinterested directors;

•	the corporation has not had more than 300 shareholders of record at any time during the three years preceding the announcement date of any such business combination;

•

the interested shareholder has beneficially owned at least 80% of the corporation’s outstanding voting shares for at least, prior to January 1, 2020, five years, and on or after January 1, 2020, three years, preceding the announcement date of any such business combination;

•

the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or

•	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than, prior to January 1, 2020, 10% and, on or after January 1, 2020, 15%, of a corporation’s outstanding voting shares. We have not made an election in our Amended and Restated Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the Florida Act which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) our Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by our Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A control share acquisition is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular class or series of our preferred stock, as specified in the applicable prospectus supplement which will more fully describe the terms of those depositary shares. Shares of a class or series of preferred stock represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts issued by the preferred stock depositary which will evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular class or series of preferred stock represented by the depositary shares evidenced by that depositary receipt, to all the rights and preferences of the class or series of preferred stock represented by those depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares to be issued will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of a class or series of preferred stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. The following description of the depositary shares, and any description of the depositary shares in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying deposit agreement and the depositary receipt, which we will file with the SEC at or prior to the time of the sale of the depositary shares. You should refer to, and read this summary together with, the deposit agreement and related depositary receipt. You can obtain copies of any form of deposit agreement or other agreement pursuant to which the depositary shares are issued by following the directions described under the caption “Where You Can Find More Information.”

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of a class or series of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of those depositary receipts owned by those holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make that distribution, in which case the preferred stock depositary may, with our approval, sell that property and distribute the net proceeds from that sale to those holders.

Withdrawal of Preferred Stock

Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into excess preferred stock or otherwise), the holders thereof will be entitled to delivery at that office, to or upon that holder’s order, of the number of whole or fractional shares of the class or series of preferred stock and any money or other property represented by the depositary shares evidenced by those depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of those shares of preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of a class or series of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the class or series of preferred stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to that class or series of preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in the issuance of any excess preferred stock.

From and after the date fixed for redemption, all dividends in respect of the shares of a class or series of preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon their redemption and any money or other property to which the holders of those depositary receipts were entitled upon their redemption and surrender thereof to the preferred stock depositary.

Voting

Upon receipt of notice of any meeting at which the holders of a class or series of preferred stock deposited with the preferred stock depositary are entitled to vote, the preferred stock depositary will mail the information contained in that notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent that class or series of preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for that class or series of preferred stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by that holder’s depositary shares. The preferred stock depositary will vote the amount of that class or series of preferred stock represented by those depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of that class or series of preferred stock represented by those depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing those depositary shares. The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as that action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares evidenced by that depositary receipt, as set forth in the applicable prospectus supplement.

Conversion and Exchange

If any series of preferred stock underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related class or series of preferred stock will not be effective unless that amendment has been approved by the existing holders of at least two thirds of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related class or series of preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any of those types of amendments becomes effective shall be deemed, by continuing to hold that depositary receipt, to consent and agree to that amendment and to be bound by the deposit agreement as amended thereby.

We may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred stock depositary if a majority of each class or series of preferred stock subject to that deposit agreement consents to that termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by that holder, that number of whole or fractional shares of each class or series of preferred stock as are represented by the depositary shares evidenced by those depositary receipts together with any other property held by the preferred stock depositary with respect to those depositary receipts. Additionally, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares issued thereunder shall have been redeemed;

•

there shall have been a final distribution in respect of each class or series of preferred stock subject to that deposit agreement in connection with our liquidation, dissolution or winding up and that distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing that class or series of preferred stock; or

•	each share of preferred stock subject to that deposit agreement shall have been converted into our stock not so represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by those holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the preferred stock depositary, that resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us which are received by it with respect to the related preferred stock.

Neither we nor the preferred stock depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Our obligations and those of the preferred stock depositary under the deposit agreement will be limited to performing our respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of a class or series of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and neither we nor the preferred stock depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of a class or series of preferred stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of a class or series of preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give that information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on those claims, requests or instructions received from us.

DESCRIPTION OF DEBT SECURITIES

General

We may issue senior debt securities under that certain Indenture dated June 5, 2009, by and among us, certain of our subsidiaries and U.S. Bank National Association, as trustee, and we may issue subordinated debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indentures from time to time.

This prospectus summarizes the material provisions of the indentures and the debt securities that we may issue under the indentures. This summary is not complete and may not describe all of the provisions of the indentures or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of indenture that are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. We will also indicate in the supplement whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read both this prospectus and the applicable supplement.

In the summary below, we have included references to the section numbers of the indentures so that you can easily locate the related provisions in the indentures for additional detail. You should also refer to the applicable indenture for the definitions of any capitalized terms that we use below but do not define in this prospectus. When we refer to particular sections of the indentures or to defined terms in the indentures, we intend to incorporate by reference those sections and defined terms into this prospectus.

Terms

The debt securities will be our direct obligations. The amount of debt securities we may offer under this prospectus is unlimited as to principal amount. We may issue the debt securities, from time to time and in one or more series, established in or pursuant to authority granted by one or more resolutions of our board of directors, and set forth in, or determined in the manner provided in, an officers’ certificate, or established in one or more supplemental indentures. We may issue debt securities with terms different from those of our previously issued debt securities (Section 301).

Each indenture provides that there may be more than one trustee under such indenture, each such trustee with respect to one or more series of debt securities. Any trustee under the indentures may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series (Sections 608 and 609). If two or more persons act as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee (Sections 101 and 609). Except as otherwise indicated in this prospectus, each trustee may take any action described in this prospectus only with respect to the one or more series of debt securities for which it is trustee under the relevant indenture.

You should refer to the applicable supplement to this prospectus relating to a particular series of debt securities for the specific terms of the debt securities, including, but not limited to:

•	the title of the debt securities, whether the debt securities will be guaranteed and the identity of the guarantor or guarantors, if any;

•	the total principal amount of the debt securities and any limit on the total principal amount;

•

the price, expressed as a percentage of the principal amount of the debt securities, at which we will issue the debt securities and any portion of the principal amount payable upon acceleration of the debt securities;

•	the terms, if any, by which holders of the debt securities may convert or exchange the debt securities for our common stock, our preferred stock or any of our other securities or property;

•

if the debt securities are convertible or exchangeable, any limitations on the ownership or transferability of the securities or property into which holders may convert or exchange the debt securities;

•	the date or dates, or the method for determining the date or dates, on which we will be obligated to pay the principal of the debt securities and the amount of principal we will be obligated to pay;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

•	whether the debt securities rank as senior, senior subordinated or subordinated or any combination thereof and the terms of any subordination;

•

the date or dates, or the method for determining the date or dates, from which any interest will accrue on the debt securities, the dates on which we will be obligated to pay any interest, the regular record dates, if any, for the interest payments, or the method by which the dates will be determined, the persons to whom we will be obligated to pay interest and the basis upon which interest will be calculated, if other than that of a 360-day year consisting of twelve 30-day months;

•

the place or places where the principal of, and any premium, make-whole amount, interest or additional amounts on, the debt securities will be payable, where the holders of the debt securities may surrender their debt securities for conversion, transfer or exchange, and where the holders may serve notices or demands to us in respect of the debt securities and the indenture (Section 101);

•

whether the debt securities will be in registered or bearer form, and the terms and conditions relating to the form, and, if in registered form, the denominations in which we will issue the debt securities if other than $1,000 or a multiple of $1,000 and, if in bearer form, the denominations in which we will issue the debt securities if other than $5,000;

•	the identity of the trustee of the debt securities of the series and, if other than the trustee, the identity of each security registrar and/or paying agent for debt securities of the series;

•

the period or periods during which the price or prices, including any premium at which, the currency or currencies in which, and the other terms and conditions upon which, we may redeem the debt securities at our option, if we have such an option;

•

any obligation that we have to redeem, repay or purchase debt securities under any sinking fund or similar provision or at the option of a holder of debt securities and the terms and conditions upon which we will redeem, repay or purchase all or a portion of the debt securities under that obligation;

•	the currency or currencies in which we will sell the debt securities and in which the debt securities will be denominated and payable;

•

whether the amount of payment of principal of, and any premium, make-whole amount or interest on, the debt securities of the series may be determined with reference to an index, formula or other method and the manner in which the amounts will be determined;

•

whether the principal of, and any premium, make-whole amount, additional amounts or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder of the debt securities, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods during which, and the terms and conditions upon which, this election may be made, and the time and manner of, and identity of the exchange rate agent responsible for, determining the exchange rate between the currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies in which the debt securities will be payable;

•	the designation of the initial exchange rate agent, if any, or any depositaries;

•	any provisions granting special rights to the holders of the debt securities of the series at the occurrence of named events;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to the events of default or covenants contained in the indenture;

•

whether the debt securities of the series will be issued in certificated or book-entry form and the related terms and conditions, including whether any debt securities will be issued in temporary and/or permanent global form, and if so, whether the owners of interests in any permanent global debt security may exchange those interests for debt securities of that series and of like tenor of any authorized form and denomination and the circumstances under which any exchanges may occur, if other than in the manner provided in the indenture (Section 305), and, if debt securities of or within the series are to be issuable as a global debt security, the identity of the depositary for such series;

•

the date as of which any bearer securities, and/or temporary global debt security representing outstanding securities of or within the series will be dated if other than the date of original issuance of the first debt security of the series to be issued;

•

if the debt securities will be issued in definitive form only upon our receipt, or the trustee’s receipt, of certificates or other documents, or upon the satisfaction of conditions, a description of those certificates, documents or conditions;

•	if the debt securities will be issued upon the exercise of debt warrants, the time, manner and place for the debt securities to be authenticated and delivered;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture, as described below under “Discharge, Defeasance and Covenant Defeasance”;

•

any applicable United States federal income tax consequences, including whether and under what circumstances we will pay any additional amounts, as contemplated in the indenture on the debt securities, to any holder who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if we will pay additional amounts, whether, and on what terms, we will have the option to redeem the debt securities in lieu of paying the additional amounts;

•	the provisions, if any, relating to any security provided for the debt securities of the series;

•	any other covenant or warranty included for the benefit of the debt securities of the series;

•	any proposed listing of the debt securities on any securities exchange or market; and

•	any other terms of the debt securities or of any guarantees issued in connection with the debt securities not inconsistent with the provisions of the indenture (Section 301).

The debt securities may provide for our payment of less than their entire principal amount if their maturity is accelerated as a result of the occurrence and continuation of an event of default (Section 502). If this is the case, the debt securities would have what is referred to as “original issue discount.” Any special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currencies or currency exchange rates, commodity prices, equity indices or other factors. Holders of debt securities with these features may receive payment of a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on the applicable dates, depending upon the value on those dates of the applicable currencies or currency exchange rates, commodity prices, equity indices or other factors.

Information as to the methods for determining the amount of principal or interest payable on any date, the currencies or currency exchange rates, commodity prices, equity indices or other factors to which the amount payable on that date is linked and additional tax considerations will be included in the applicable prospectus supplement. All debt securities of any one series will be substantially identical, except as to denomination and except as may otherwise be provided by an officers’ certificate or in any supplement to the applicable indenture. We are not required to issue all of the debt securities of a series at the same time, and, unless otherwise provided in the applicable indenture, supplemental indenture or officers’ certificate, we may re-open a series without the consent of the holders of the debt securities of that series to issue additional debt securities of that series.

The indentures do not contain any provisions that limit our ability to incur indebtedness or that would protect holders of debt securities in the event we become a party to a highly-leveraged or similar transaction in which we would incur or acquire a large amount of additional debt, but such provisions may appear in the applicable prospectus supplement. You should refer to the applicable prospectus supplement for information regarding any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantees

Debt securities may be issued and unconditionally and irrevocably guaranteed by us or certain of our subsidiaries that are listed as guarantors in the applicable supplement to this prospectus. Any guarantee would cover the timely payment of the principal of, and any premium, make-whole amount, interest or sinking fund payments on, the debt securities, whether we make the payment at a maturity date, as a result of acceleration or redemption or otherwise. We will more fully describe the existence and terms of any guarantee of any of our debt securities by us or our subsidiaries in the prospectus supplement relating to those debt securities.

Denominations, Interest, Registration and Transfer

Unless the applicable prospectus supplement states otherwise, any debt securities of any series that we issue in registered form will be issued in denominations of $1,000 and multiples of $1,000, and debt securities of any series that we issue in bearer form will be issued in denominations of $5,000 (Section 302).

Unless the applicable prospectus supplement states otherwise, the principal of, and any premium, make-whole amount or interest on, any series of debt securities will be payable in the currency designated in the prospectus supplement at the corporate trust office of the trustee, initially, U.S. Bank National Association–Corporate Trust Services, 60 Livingston Avenue, St. Paul, MN 55107. At our option, however, payment of interest may be made by check mailed to the address of the person entitled to the interest payment as it appears in the security register for the series or by wire transfer of funds to that person at an account maintained within the United States (Sections 301, 305, 307 and 1002). We may at any time designate additional paying agents or rescind designation of any paying agents or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for any series. All monies that we pay to a paying agent for the payment of any principal of, or any premium, make-whole amount, interest or additional amounts on, any debt security which remains unclaimed at the end of two years after that payment became due and payable will be repaid to us. After that time, the holder of the debt security will be able to look only to us for payment (Section 1003).

Any interest that we do not punctually pay on any interest payment date with respect to a debt security will cease to be payable to the holder on the applicable regular record date and may either:

•	be paid to the holder at the close of business on a Special Record Date for the payment of defaulted interest, to be determined by the trustee (Sections 101 and 307); or

•	be paid at any time in any other lawful manner, as more fully described in the indentures.

Subject to certain limitations imposed upon debt securities issued in book-entry form, debt securities of any series will be exchangeable for other debt securities of the same series and of the same total principal amount and authorized denomination upon the surrender of the debt securities at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, transfer or exchange at the corporate trust office of the trustee. Every debt security surrendered for redemption, transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. There will be no service charge for any transfer or exchange of any debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with the transfer or exchange (Section 305).

If the applicable prospectus supplement refers to us designating any transfer agent for any series of debt securities, in addition to the trustee, we may at any time remove the transfer agent or approve a change in the location at which the transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for any series of debt securities. We may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

Neither we nor any trustee will be required to do any of the following:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of 15 business days before there is a selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being only partially redeemed;

•

exchange any debt security in bearer form that is selected for redemption, except that a debt security in bearer form may be exchanged for a debt security in registered form of that series and like denomination, provided that the debt security in registered form must be simultaneously surrendered for redemption; or

•

issue or register the transfer or exchange of any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security that will not be partially or entirely repaid (Section 305).

Global Debt Securities

The debt securities of a series may be issued in the form of one or more fully registered global securities that will be deposited with a depositary or with a custodian for a depositary identified in the prospectus supplement relating to the series and registered in the name of the depositary or its nominee. In this case, we will issue one or more global securities in a denomination or total denominations equal to the portion of the total principal amount of outstanding registered debt securities of the series to be represented by the global security or securities. We expect that any global securities issued in the United States would be deposited with The Depositary Trust Company, as depositary or its custodian. We may issue any global securities in fully registered form on a temporary or permanent basis. Unless and until a global security is exchanged for debt securities in definitive registered form, a permanent global security may not be transferred except as a whole by the depositary to its nominee or by a nominee to the depositary or another nominee, or by the depositary or its nominee to a successor of the depositary or the successor depositary’s nominee.

The specific terms of the depositary arrangement with respect to any series of debt securities to be represented by a registered global security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with, or are participants of, the depositary for the registered global security, or persons that may hold interests through participants. When we issue a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the global security owned by those participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in an offering of the debt securities, or by us or the trustee if we are directly offering the debt securities. The participants’ ownership, and any transfer, of a registered global security will be shown on records maintained by the depositary, and ownership of persons who hold debt securities through participants will be reflected on the records of the participants. State and federal laws may impair a person’s ability to own, transfer or pledge interests in a registered global security.

So long as the depositary or its nominee is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the depositary’s procedures and, if that person is not a participant, on the procedures of the participant through which that person owns its interest to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and any premium, make-whole amount, interest or additional amounts on a registered global security will be made to the depositary or its nominee, as the case may be, as the registered owners of the global security. Neither we, the trustee, the paying agent nor the registrar, nor any other agent of ours or of the trustee, will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that once the depositary receives any payment of principal of, any premium, make-whole amount, interest or additional amount on, a registered global security, the depositary will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global security, as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the registered global security held through the participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.

If the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we do not appoint a successor depositary within 90 days, we will issue debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more global securities, and, in such event, we will issue debt securities in definitive form in exchange for all of the global security or securities representing the debt securities. We will register any debt securities issued in definitive form in exchange for a global security in the name or names that the depositary provides to the trustee. We expect that those names will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security.

Debt securities in bearer form may also be issued in the form of one or more global securities that will be deposited with a common depositary for Euroclear and Clearstream, or with a nominee for the depositary identified in the applicable prospectus supplement. We will describe in the applicable prospectus supplement the specific terms and procedures of the depositary arrangement, including the specific terms of the depositary arrangement and any specific procedures, for the issuance of debt securities in definitive form in exchange for a global security in bearer form, with respect to any portion of a series of debt securities to be represented by a global security in bearer form.

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, trust or entity provided that:

•

we are the survivor in the transaction, or the survivor, if not us, is an entity organized under the laws of the United States or a state of the United States, which entity expressly assumes by supplemental indenture the due and punctual payment of the principal of, and any premium, make-whole amount, interest and additional amounts on, all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes an obligation of ours or one of our subsidiaries as a result of the transaction as having been incurred by us or our subsidiary at the time of the transaction, there is no event of default under the applicable indenture and no event which, after notice or the lapse of time, or both, would become an event of default; and

•	we deliver an officers’ certificate and an opinion of our legal counsel, as to the satisfaction of conditions contained in the applicable indenture (Sections 801 and 803).

This covenant would not apply to any recapitalization transaction, a change of control of us or a transaction in which we incur a large amount of additional debt, unless the transactions or change of control included a merger, consolidation or transfer or lease of substantially all of our assets. Except as may be described in the applicable prospectus supplement, there are no covenants or other provisions in the indentures providing for a “put” right or increased interest or that would otherwise afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of us or a transaction in which we incur a large amount of additional debt.

Certain Covenants

Provision of Financial Information.

Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will file annual reports, quarterly reports and other documents with the SEC pursuant to Sections 13 and 15(d) as if we were so subject, on or prior to the dates by which we are or would have been required to file those documents if we were so subject. In any event, we will:

•

within 15 days of each of the respective dates by which we are or would have been required to file annual reports, quarterly reports or other documents with the SEC under Sections 13 and 15(d) of the Exchange Act, mail to all holders of debt securities, without cost to such holders, copies of the annual reports and quarterly reports and file with the applicable trustee copies of the annual reports, quarterly reports and other documents; and

•

promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of those documents to holders and any prospective holders of debt securities if filing those documents with the SEC is not permitted under the Exchange Act (Section 1005).

Additional Covenants

Any additional covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default, Notice and Waiver

Except as otherwise provided in the applicable prospectus supplement, the following events are “events of default” with respect to any series of debt securities that we may issue under the indentures:

•	we fail for 30 days to pay any installment of interest or any additional amounts payable on any debt security of that series;

•	we fail to pay the principal of, or any premium or make-whole amount on, any debt security of that series when due, either at maturity, redemption or otherwise;

•	we fail to make any sinking fund payment as required for any debt security of that series;

•

we breach or fail to perform any covenant or warranty contained in the applicable indenture, other than a covenant or warranty otherwise provided for in the applicable indenture, and our breach or failure to perform continues for 60 days after we have received written notice in accordance with the applicable indenture of our breach or failure to perform;

•

we default under a bond, debenture, note, mortgage, indenture or instrument securing or evidencing indebtedness for money borrowed by us, or by any subsidiaries of ours that we have guaranteed or for which we are directly responsible or liable as obligor or guarantor, that has a principal amount outstanding in excess of $20,000,000, or, with respect to the debt securities issued pursuant to the Fifth Supplemental Indenture, $25,000,000, other than indebtedness which is non-recourse to us or our subsidiaries, which default has caused the indebtedness to become due and payable earlier than it would otherwise have become due and payable, and the indebtedness has not been discharged or the acceleration has not been rescinded or annulled, within 30 days after written notice was provided to us in accordance with the applicable indenture;

•

a court of competent jurisdiction enters one or more judgments, orders or decrees against us or any of our subsidiaries in an aggregate amount (excluding amounts covered by insurance) in excess of $20,000,000, or, with respect to the debt securities issued pursuant to the Fifth Supplemental Indenture, $25,000,000, which remain(s) undischarged, unstayed, and unsatisfied in an aggregate amount (excluding amounts covered by insurance) in excess of $20,000,000 for 60 consecutive days, or, with respect to the debt securities issued pursuant to the Fifth Supplemental Indenture, in excess of $25,000,000 for 30 consecutive days;

•

the bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator, trustee, assignee, or other similar official for us or any of our Significant Subsidiaries, or for all or substantially all of our properties or the properties of our Significant Subsidiaries or the general assignment by us or any of our Significant Subsidiaries for the benefit of our or their creditors or an order for the liquidation of MasTec, Inc. or any of our Significant Subsidiaries which remains unstayed and in effect for 90 days; and

•	any other event of default described in the applicable prospectus supplement and indenture (Section 501).

If there is a continuing event of default with respect to outstanding debt securities of a series, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, voting as a single class, may declare immediately due and payable the principal amount or other amount as may be specified by the terms of those debt securities and any premium or make-whole amount on the debt securities of that series and any accrued and unpaid cash interest through the date of such declaration; provided, however, that, upon the occurrence and continuation of certain defaults related to bankruptcy or insolvency, the principal (or, if any debt securities are Original Issue Discount Securities or Indexed Securities, such portion of the principal as may be specified in the terms thereof) of, and the Make-Whole Amount, if any, on, all the outstanding debt securities of that series and any accrued interest through the occurrence of such Event of Default, shall become due and payable immediately, without any declaration or other act by the Trustee or any other Holder. However, at any time after an acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration and annul its consequences if:

•

we pay or deposit with the trustee all required payments of the principal of, and any premium, make-whole amount, interest, and additional amounts on, the applicable series of debt securities, plus fees, expenses, disbursements and advances of the trustee; and

•

all events of default, other than the nonpayment of accelerated principal, premium, make-whole amount, or interest, with respect to the applicable series of debt securities have been cured or waived as provided in the indentures (Section 502).

The indentures also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences (except in respect of certain events of default related to bankruptcy or insolvency, the waiver of which requires approval of a majority in principal amount of all outstanding debt securities under the applicable indenture), except a default involving:

•	our failure to pay the principal of, and any premium, make-whole amount, interest or additional amounts on, any debt security; or

•

a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of each outstanding debt security affected by the default (Section 513).

The trustee is generally required to give notice to the holders of debt securities of each affected series within 90 days of a default actually known to the trustee unless the default has been cured or waived. The trustee may, however, withhold notice of default unless the default relates to:

•	our failure to pay the principal of, and any premium, make-whole amount, interest or additional amounts on, any debt security of that series; or

•	any sinking fund installment for any debt securities of that series,

•	if the Responsible Officers of the trustee in good faith consider it to be in the interest of the holders of the debt securities of that series (Sections 101 and 601).

Each indenture provides that no holder of debt securities of any series may institute a proceeding with respect to the indenture or for any remedy under the indenture, unless the trustee fails to act for 60 days after it has received a written notice of a continuing event of default with respect to the debt securities of that series from such holder and a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series (except in respect of certain events of default related to bankruptcy or insolvency, which requires the written request of not less than 25% in principal amount of all outstanding debt securities under the applicable indenture), as well as an offer of indemnity satisfactory to the trustee; provided, that no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of outstanding debt securities of that series or the holders of a majority in principal amount of all outstanding debt securities under the applicable indenture, as applicable (Section 507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, make-whole amount, interest or additional amounts on, the debt securities at their respective due dates (Section 508).

Subject to provisions in each indenture relating to the trustee’s duties in case of default, the trustee is not under an obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding, unless the holders have offered to the trustee security or indemnity satisfactory to it (Section 602). Subject to these provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of all outstanding debt securities of any series under the applicable indenture (except in respect of certain events of default related to bankruptcy or insolvency, the holders of a majority in principal amount of all outstanding debt securities under the applicable indenture) will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. The trustee may, however, refuse to follow any direction which conflicts with any law or the applicable indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the applicable series not joining in the direction, and the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction (Section 512).

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating that officer’s knowledge of our and each guarantor’s compliance with all the conditions and covenants under the applicable indenture, and, in the event of any noncompliance, specifying the noncompliance and the nature and status of the noncompliance (Section 1006).

Modification of the Indentures

Modification Without Consent of the Holders

Together with the trustee, we may, when authorized by our board of directors, modify each of the indentures without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add to our existing covenants additional covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•

to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize the terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that this action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•

to add, change or eliminate any provisions of the indenture, provided that any addition, change or elimination shall neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holder of any debt security with respect to such provision or become effective only when there are no outstanding debt securities;

•	to secure previously unsecured debt securities;

•

to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion or exchange of the debt securities into our common stock, preferred stock or other securities or property or the addition or modification of any provisions of the indenture as necessary or desirable to provide for or facilitate the guarantee of such securities by one or more guarantors;

•	to evidence and provide for the acceptance or appointment of a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to make any provision for the subordination of the debt securities of a series or with respect to the conversion or exchange of rights of holders pursuant to the requirements of the indenture;

•

to cure any ambiguity, defect or inconsistency in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture or to make any other changes, provided that the action does not adversely affect the interests of holders of debt securities of any series issued under the indenture in any material respect;

•

to close the indenture with respect to the authentication and delivery of additional series of debt securities or to qualify, or maintain qualification of, the indenture under the Trust Indenture Act; or

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

Modification With Consent of Holders

Together with the trustee, we may, when authorized by our board of directors, also make modifications and amendments to each indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. Without the consent of each affected holder, however, no modification to either indenture may:

•	change the stated maturity of the principal of, or any premium, make-whole amount or installment of principal of, or interest on, any debt security;

•

reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amount payable on redemption of, or any additional amounts payable with respect to any debt security or change any obligation to pay additional amounts except as permitted by the indenture;

•

reduce the amount of principal of an original issue discount security or make-whole amount that would be due and payable upon declaration of acceleration of the maturity of the original discount or other security, or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	change the place of payment or the currency or currencies of payment of the principal of, and any premium, make-whole amount, interest, or additional amounts on, any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•

reduce the percentage of the holders of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with provisions of the indenture or defaults and their consequences under the indenture, or to reduce the quorum or voting requirements contained in the indenture;

•

make any change that adversely affects the right to convert or exchange any debt security other than as permitted by the indenture or decrease the conversion or exchange rate or increase the conversion or exchange price of any such debt security; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage of holders necessary to effect that action or to provide that other provisions may not be modified or waived without the consent of the holder of the debt security (Section 902).

Documentation

Any modification or amendment of an indenture, whether effected with or without the consent of any holder, will be documented in a supplemental indenture.

Discharge, Defeasance and Covenant Defeasance

Unless the terms of a series of debt securities provide otherwise, under the indentures, we may discharge some of our respective obligations to holders of any series of debt securities that:

•	have been delivered to the trustee for cancellation; or

•

have not already been delivered to the trustee for cancellation and that either have become due and payable, will become due and payable within one year, or are scheduled for redemption within one year.

We can discharge these obligations when the securities have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee funds in the currency or currencies in which the debt securities are payable in an amount sufficient to pay and discharge the entire indebtedness on those debt securities, including principal of, and any premium, make-whole amount, interest and additional amounts on, the debt securities on and up to the date of such deposit, or, if the debt securities have become due and payable, on and up to the stated maturity or redemption date, as the case may be (Section 401).

In addition, if the terms of the debt securities of a series permit us to do so, we may elect either of the following:

•	to defease and be discharged from any and all obligations with respect to the debt securities, except certain obligations set forth in Section 1402 (Section 1402);

•	pay any additional amounts upon the occurrence of several particular tax and other events;

•	pay the fees, expenses and indemnitees of the trustee;

•	register the transfer or exchange of the debt securities;

•	replace temporary or mutilated, destroyed, lost or stolen debt securities;

•	maintain an office or agency for the debt securities; and

•	hold monies for payment in trust; or

•

to be released from our obligations with respect to the debt securities under sections of the applicable indenture described under “Certain Covenants” or, if permitted by the terms of the debt securities, our obligations with respect to any other covenant.

If we choose to be released from our respective obligations under the covenants, any failure to comply with any of the obligations imposed on us by the covenants will not constitute a default or an event of default with respect to the debt securities (Section 1403). However, to make either election, we must irrevocably deposit with the trustee an amount, in such currency or currencies in which the debt securities are payable at stated maturity, or in Government Obligations (Section 101), or both, that will provide sufficient funds to pay the principal of, and any premium, make-whole amount, and interest on, the debt securities, and any mandatory sinking fund or similar payments on the debt securities, on the relevant scheduled due dates.

We may defease and discharge the obligations, as described in the preceding paragraphs, only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that:

•	the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance described in the previous paragraphs and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred; and

•

in the case of defeasance, the opinion of counsel must refer to, and be based upon, a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of the applicable indenture (Section 1404).

Unless otherwise provided in the applicable prospectus supplement, if, after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•	the holder of a debt security of the series elects to receive payment in a currency other than that in which the deposit has been made in respect of the debt security (Section 301); or

•	a conversion event, as defined below, occurs in respect of the currency in which the deposit has been made,

then the indebtedness represented by the debt security will be fully discharged and satisfied through the payment of the principal of, and any premium, make-whole amount and interest on, the debt security as they become due, and additional amounts, if any, out of the proceeds yielded by converting the amount or other property deposited in respect of the debt security into the currency in which the debt security becomes payable as a result of the holder’s election or the conversion event based on the applicable market exchange rate (Section 1405).

Unless otherwise provided in the applicable prospectus supplement, a “conversion event” means the cessation of use of:

•

a currency (other than a European Currency Unit or other currency unit) issued by the government of one or more countries other than the United States, both by the government of the country that issued that currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

•	the European Currency Unit, both within the European Monetary System and, for the settlement of transactions, by public institutions of or within the European Communities (Section 101); or

•	any currency other than the European Currency Unit for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, we will make all payments of principal of, and any premium, make-whole amount, interest and additional amounts on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance in United States dollars.

In the event that we effect covenant defeasance with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of an event of default other than:

•	the event of default described in the fourth bullet under “-Events of Default, Notice and Waiver,” which would no longer be applicable to the debt securities of that series (Section 1005); or

•	the event of default described in the eighth bullet under “-Events of Default, Notice and Waiver” with respect to a covenant as to which there has been covenant defeasance,

then the amount on deposit with the trustee will still be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from the event of default. In this case, we would remain liable to make payment of the amounts due at the time of acceleration.

The applicable prospectus supplement may describe any additional provisions permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to a particular series of debt securities.

Conversion and Exchange Rights

The terms on which debt securities of any series may be convertible into or exchangeable for our common stock, preferred stock or other securities or property of us will be described in the applicable prospectus supplement. These terms will include:

•	the conversion or exchange price, or the manner of calculating the price;

•	the exchange or conversion period;

•	whether the conversion or exchange is mandatory, or voluntary at the option of the holder or at our option;

•	any restrictions on conversion or exchange in the event of redemption of the debt securities and any restrictions on conversion or exchange; and

•	the means of calculating the number of shares of our common stock, preferred stock or other securities or property of us to be received by the holders of debt securities.

The conversion or exchange price of any debt securities of any series that are convertible into our common stock or preferred stock shall be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as set forth in the applicable prospectus supplement (Article Sixteen).

Governing Law

The indentures are governed by the laws of the State of New York.

Redemption of Debt Securities

The debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement. Subject to such terms, we may opt at any time to partially or entirely redeem the debt securities.

From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on the redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

DESCRIPTION OF WARRANTS

The following summary describes generally the terms of warrants that we may offer from time to time in one or more series. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

The following description of the warrants, and any description of the warrants in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, the underlying warrant agreement, which we will file with the SEC at or prior to the time of the sale of the warrants. You should refer to, and read this summary together with, the warrant agreement and the applicable prospectus supplement to review the terms of a particular series of our common or preferred stock that may be important to you. You can obtain copies of any form of warrant agreement or other agreement pursuant to which the warrants are issued by following the directions described under the caption “Where You Can Find More Information.”

We may issue warrants to purchase depositary shares, debt securities, shares of our common stock or preferred stock, or any combination of those securities. We may issue warrants independently or together with any other securities, and the warrants may be attached to, or separate from, any other securities. Each series of warrants to be issued will be issued under a separate warrant agreement between us and a warrant agent specified in the related prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of the warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following:

•	the title of the warrants;

•	the amount of securities called for by such warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued and sold;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•

the price at which, and the currency or currencies, including composite currencies or currency units, in which the securities purchasable upon exercise of the warrants may be purchased and provisions for changes to or adjustments in the purchase price;

•	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a summary of the United States federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the respective underlying securities purchasable upon exercise of the warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock or preferred stock or per depositary share may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depositary shares or other security or property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement.

An applicable prospectus supplement will describe the terms of the stock purchase contracts, including, if applicable, collateral or depositary arrangements.

SELLING SECURITY HOLDERS

We may from time to time register for resale hereunder certain of our securities held by particular selling security holders. In the event we effect such a registration, we will file a prospectus supplement that includes:

•	the names of the selling security holders;

•	the class and quantity of our securities offered by each selling shareholder;

•	the number or amount of such securities held by each selling security holder before and after the offering;

•	the percentage (if one percent or more) of such class of securities held by each selling security holder before and after the offering;

•	the nature of any position, office or other material relationship that each selling security holder has had with us or any of our predecessors or affiliates within the last three years;

•	any other applicable terms of the securities offered by each selling security holder.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the particular offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters;

•	the respective amounts underwritten;

•	the nature of any material relationship between us and any underwriter;

•	the nature of the obligation of the underwriter(s) to take the securities;

•	the name or names of any selling security holders;

•	the purchase price of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and the net proceeds we will receive from such sale;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings. We may sell our securities through a rights offering, forward contracts or similar arrangements.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement will be approved for trading, upon notice of issuance, on the New York Stock Exchange.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market unless otherwise specified in the applicable prospectus supplement.

It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities. If the underwriters make a market in the securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the securities.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities offered under this prospectus and any supplement hereto, as well as certain tax matters, will be passed upon for us by Holland & Knight LLP, 701 Brickell Avenue, Miami, Florida 33131. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC and which are available at the SEC’s web site at: http://www.sec.gov. You can also inspect reports and other information we file at the offices of the New York Stock Exchange, 20 Broad Street, 17th Floor, New York, New York 10005. In addition, our SEC filings and other information about our company are available on our internet website: www.mastec.com. Please note that our internet address is included in this prospectus as an inactive textual reference and the information included on our website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and our common stock, including certain exhibits. You can obtain a copy of the registration statement from the SEC’s web site listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:

•	we can disclose important information to you by referring you to those documents;

•	the information incorporated by reference is considered to be part of this prospectus; and

•	later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•	our Annual Report on Form 11-K for the fiscal year ended December 31, 2018;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019;

•	our Current Reports on Form 8-K, filed with the Commission on May 24, 2019 and September 20, 2019;

•	our Definitive Proxy Statement on Schedule 14A and Definitive Additional Proxy Soliciting Materials on Schedule A14A filed in connection with our 2019 Meeting of Shareholders; and

•

the description of our common stock contained in Form 8-A filed with the SEC on February 10, 1997 (File No. 001-08106) and any amendments to such Registration Statement filed subsequently thereto, including all amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01 or 9.01 of Form 8-K and any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) prior to the termination of the offering, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:

MasTec, Inc.

800 S. Douglas Road, 12th Floor

Coral Gables, Florida 33134

Attention: Alberto de Cardenas

(305) 599-1800

2,108,389 Shares*

MasTec, Inc.

Common Stock

AMENDED PROSPECTUS SUPPLEMENT

May 27, 2022

*See Explanatory Note on front cover page.